EXHIBIT 5

                                  OSWALD & YAP
                                     Lawyers

                           A Professional Corporation

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
Michael A. Oswald                 16148 Sand Canyon                  Northern California Office:
Calvin C.S. Yap               Irvine, California 92618                        One Maritime Plaza
Lynne Bolduc                  Telephone (949) 788-8900                                Suite 1040
Richard T. Hsueh              Telefax:  (949) 788-8980          San Francisco, California  94111
Carol A. Gefis
Christopher T. Jain                                                           Midwestern Office:
William L. Buus                                                        53 West Jackson Boulevard
Cherrie I. Tsai                                                                       Suite 1550
Stephen M. Hauptman                                                     Chicago, Illinois  60604
John Y. Kim
Linda Li Zhou
John D. Tran
                                                                                     Of Counsel:
Senior Counsel:                                                                  John W. Allured
Reed M. Williams                                                              Thomas G. Gardiner
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                                  July 1, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

     Re:  American Soil Technologies, Inc.

Ladies and Gentlemen:

This office represents American Soil Technologies, Inc., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 10,000,000 shares of the Registrant's common stock issuable under the Registrant's 2005 Stock Option/Stock Issuance Plan (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

Oswald & Yap, APC

/s/ Oswald & Yap, APC
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